EXCLUSIVE PURCHASE RIGHTS AGREEMENT

This Exclusive Purchase Rights Agreement (this "**Agreement**") is entered into as of 2 March, 2019 among the following parties in Shenzhen:

Party A: Guo Gangtong Trade (Shenzhen) Co., Ltd (国港通贸易（深圳）有限公司)
Address: Room 201,Building A,No.1 Qianwan Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (深圳市前海深港合作区前湾一路1号A栋201室)
Legal Representative: Guo Yanping（郭衍平）

Party B: Chen Peijiang(陈培江)
ID Number: 230107196206262015
Address: Room 602, Unit 3, 1 Building, No.126 Happy Road, Xiangfang District, Harbin(哈尔滨市香坊区幸福路126号工大1栋3单元602室)

Party C: Xia Changbin (夏长彬)
ID Number: 612525197205300157
Address: Room 602, Unit 4, Building 2, No.68 Fengqi West Road, Weiqu, Chang'an District, Xi'an City(西安市长安区韦曲凤栖西路68号2幢4单元602室)

Party D: Yang Hanwu(杨汉武)
ID Number: 612729197407093017
Address: No.153 Wangjiabian Village, Wangjiabian Town, Jiaxian County, Shaanxi Province(陕西省佳县王家砭镇王家砭村153号)

Party E: Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership) (密山市深密达众企业管理咨询合伙企业（有限合伙）)
Address: Eighth Committee of Lianzhushan Town, Mishan City (密山市连珠山镇8委)
Executive Partner: Xia Changbin(夏长彬)

Party F: Wunong Technology (Shenzhen) Co., Ltd (物农科技（深圳）有限公司)
Address: No. 415, 4th Floor Art Expo City, T3 Colorful Huiwei Cultural and Creative Expo City, No.5010 Baoan Avenue Caowui Community, Hangcheng Street, Baoan District, Shenzhen (深圳市宝安区航城街道草围社区宝安大道5010号深圳多彩汇威文化创意博览城T3艺博城4层415号)
Legal Representative: Xia Changbin（夏长彬）

In this Agreement, Party A, Party B, Party C, Party D Party E and Party F each is referred to as a "**Party**", and collectively as the "**Parties**".

WHEREAS:

1. Party A, a wholly foreign-owned enterprise incorporated and validly existing in the People's Republic of China (the "**PRC**") under the PRC laws, has rich

experience and professionals in the development of technologies and the transfer of self-owned technologies as well as the provision of the related technology consulting and services in the area of computer software development and design;

2. Party F, a limited liability company incorporated and validly existing in Shenzhen, PRC, mainly engages in the value-added telecommunication business of internet and mobile network information services as well as related technical services.

3. Party B, Party C, Party D and Party E are the shareholders of Party F. Party B holds 81.801% of the equity interest in Party F, Party C holds 9.089% of the equity interest in Party F, Party D holds 5.38% of the equity interest in Party F and Party E holds 3.73% of the equity interest in Party F (the equity interest collectively referred to as the "**Equity Interest**");

4. Party A and Party F have entered into an Exclusive Technology Consulting Services Agreement on the same date hereof (the "**Service Agreement**");

5. Party A, Party B, Party C, Party D and Party E have entered into an Equity Pledge Agreement on the same date hereof (the "**Equity Pledge Agreement**").

NOW THEREFORE, the Parties have agreed as follows:

1. PURCHASE AND SALE OF THE EQUITY INTEREST

1.1 Grant of Option

Party B, Party C, Party D and Party E (hereafter collectively referred to as the "**Transferors**") hereby irrevocably and unconditionally grant to Party A an exclusive option to, to the extent permitted by the PRC laws, purchase, or cause one or more persons designated by Party A (the "**Designee**") to purchase, from the Transferors all or part of their equity interests in Party F at any time in the steps of exercise determined by Party A at the price specified in Section 1.3 of this Agreement (the "**Option**"). No third person other than Party A and/or the Designee is entitled to the Option. Party F hereby agrees to the grant of the Option by Party B, Party C Party D and Party E to Party A and/or the Designee. Reference to a "person" in this clause 1.1 and in this Agreement include an individual, corporation, a joint venture, a partnership, an enterprise, a trust or a non-corporate organization.

1.2 Steps of Exercise

Subject to the PRC laws and regulations, Party A and/or the Designee may exercise the Option by issuing a written notice (the "**Equity Purchase Notice**") to the Transferors specifying the portion of equity interests to be purchased from the Transferors (the "**Purchased Equity Interest**") and the manner of purchase.

Subject to the terms and conditions of this Agreement and to the extent permitted by the PRC laws, Party A is entitled to decide at its own discretion the specific time, manner and times in respect of its exercise of the Option.

1.3 Purchase Price

When Party A exercises the Option, the purchase price of the Purchased Equity Interest (the "**Purchase Price**") shall be equal to the lower of either (1) the amount of the capital contribution to the registered capital of Party F corresponding to the Purchased Equity Interest; or (2) the then lowest price permitted by the PRC laws, unless the then applicable PRC laws and regulations require an appraisal of the Equity Interest or impose other restrictions in respect of the price of the Equity Interest.

The Parties hereby agree that, subject to the applicable laws and regulations, the Transferors shall refund to Party A the full amount of any payment made by Party A and/or the Designee to the Transferors in connection with the Purchased Equity Interest, provided that any taxes (if any) that may be incurred by the Transferors under the transaction contemplated by the Transfer may be deducted from such payment.

1.4 Transfer of the Purchased Equity Interest

Every time when the Option is exercised:

1.4.1 the Transferors shall, in accordance with the terms and conditions of this Agreement and the Equity Purchase Notice relating to the Purchased Equity Interest, enter into an equity transfer agreement with Party A and/or the Designee (as applicable) for each transfer in a form and substance satisfactory to Party A;

1.4.2 the Transferors shall immediately cause Party F's existing shareholders to convene a shareholders' meeting and adopt a shareholders' resolution and take any other necessary actions to approve the transfer by any existing shareholder of all or any part of its equity interest to Party A and/or its Designee at the Purchase Price and the waiver by any existing shareholder of any of its pre-emptive rights and/or right of first refusal (if any);

1.4.3 the Transferors shall execute all such contracts, agreements or documents, obtain all such government approvals and consents, and take all such actions as required for the good title to the Purchased Equity Interest to be transferred to Party A and/or the Designee free from any encumbrance and subject to no conditions, and for Party A and/or the Designee to become the registered owner of the Purchased Equity Interest. In this clause 1.4.3 and in this Agreement, the term "encumbrance" includes, without limitation, guarantee, mortgage, pledge, third-party right or interest, any share option, right of acquisition, right of first refusal, right to offset, ownership detention or

other security arrangements, except for any encumbrance incurred under the Equity Pledge Agreement.

1.5 Payment

The payment for the Purchase Price shall be determined through consultation between Party A (and/or the Designee) and the Transferors in accordance with the laws applicable at the time when the Option is exercised.

2. UNDERTAKINGS RELATING TO THE EQUITY INTEREST

2.1 Undertakings Relating to Party F

Party B, Party C, Party D, Party E and Party F hereby undertake that for the matters in respect of Party F:

2.1.1 without Party A's prior written consent, not to supplement, amend or modify the Articles of Association of Party F in any form, or to increase or decrease its registered capital or otherwise change the structure of its registered capital;

2.1.2 to maintain its corporate existence in accordance with good financial and business standards and practices, and to prudently and effectively operate its business and manage its affairs;

2.1.3 without the prior written consent of Party A, not to sell, transfer, mortgage or otherwise dispose of the legal or beneficial interests in any assets, business or revenue of Party F, or allow the creation of any encumbrance thereon at any time following the date hereof;

2.1.4 without Party A's prior written notice, not to incur, inherit, guarantee or allow the existence of any debts other than (i) the debts arising in the normal or daily course of business but not from borrowing; and (ii) the debts that have been disclosed to Party A and agreed by Party A in writing;

2.1.5 to always operate all of Party F's business in the ordinary course of business to maintain the value of Party F's assets, and to refrain from doing or omitting to do anything that may affect Party F's operating status and asset value;

2.1.6 without the prior written consent of Party A, not to execute any material contract except in the ordinary course of business (for purpose of this clause 2.1.6, a contract with a value exceeding Renminbi ten thousand yuan (RMB10,000) shall be deemed a material contract);

2.1.7 without the prior written consent of Party A, not to cause Party F to provide any person with any loan or credit;

2.1.8 to provide Party A with information about Party F's business operations and financial conditions at Party A's request;

2.1.9 to purchase and maintain insurances from an insurance company acceptable to Party A, with same insurance amounts and types as those generally used by companies that engage in similar businesses and have similar properties or assets in the same region;

2.1.10 without the prior written consent of Party A, not to merge or consolidate with, or acquire, or invest in, any person;

2.1.11 to immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceeding relating to Party F's assets, business or revenue;

2.1.12 to execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints or carry out necessary and appropriate defenses against all claims in order to maintain Party F's title to all of its assets;

2.1.13 not to cause Party F to distribute dividends to its shareholders in any form without Party A's prior written consent, provided that upon Party A's request, Party F shall immediately distribute all or part of its distributable profits to its shareholders;

2.1.14 at the request of Party A, to appoint the person(s) nominated by Party A to serve as Party F's director(s)

2.2 Undertakings Relating to the Transferors

Party B, Party C, Party D, Party E and Party F hereby undertake that:

2.2.1 without the prior written consent of Party A, not to sell, transfer, mortgage or otherwise dispose of, at any time after the date hereof, any legal or beneficial interest in any part of the Equity Interest, or allow the creation of any encumbrance thereon, except for the pledge placed on the Transferors' Equity Interest in accordance with the Equity Pledge Agreement;

2.2.2 without Party A's prior written consent, not to vote at Party F's shareholders' meeting to approve or support, or sign any shareholders' resolution approving, the sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the Equity Interest, or allow the creation of any encumbrance thereon, except to Party A or its Designee;

2.2.3 without Party A's prior written consent, not to vote at Party F's shareholders' meeting to approve or support, or sign any shareholders' resolution approving, the increase or decrease by Party F in its

registered capital, Party F's merger or consolidation with any person, or Party F's acquisition of or investment in any person;

2.2.4 to immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the Equity Interest owned by them;

2.2.5 to execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints or carry out necessary and appropriate defenses against all claims in order to maintain their title to the Equity Interest;

2.2.6 to appoint the person(s) nominated by Party A to serve as Party F's director(s); without Party A's prior written consent, not to appoint or remove any Party F's directors, supervisors or other officers who shall be appointed or removed by the existing shareholders thereof;

2.2.7 to maintain valid corporate existence and, without Party A's prior written consent, not to cause Party F to be terminated, liquidated or dissolved;

2.2.8 at the request of Party A at any time, to promptly and unconditionally transfer their Equity Interest in Party F to the Designee of Party A, and to waive their right of first refusal in respect of the other existing shareholder's equity interests offered for such equity transfer; and

2.2.9 to strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among the Transferors, Party F and Party A, to perform the obligations hereunder and thereunder, and to refrain from any actions and/or inactions that may affect the effectiveness and enforceability thereof.

3. REPRESENTATIONS AND WARRANTIES

Each of the Transferors and Party F hereby represents and warrants to Party A as of the date of this Agreement and each date of transfer that:

3.1 it has the authority to execute and deliver this Agreement and any share transfer contract to which it is a party and which is executed for each transfer of the Purchased Equity Interest under this Agreement (each, a "**Transfer Contract**"), and to perform its obligations under this Agreement and any Transfer Contract, and upon execution, this Agreement and the Transfer Contracts to which it is a party shall constitute its legal, valid and binding obligations and shall be enforceable against it in accordance with the provisions hereof and thereof;

3.2 neither the execution and delivery of this Agreement or any Transfer Contract, nor the performance of its obligations under this Agreement or any Transfer Contracts will: (i) give rise to any violation of any relevant law or regulation of the PRC; (ii) conflict with its Articles of Association or other organizational

documents; (iii) lead to a violation, or constitute a breach, of any contract or instrument to which it is a party or which is binding on it; (iv) give rise to a violation of any condition for the grant and/or continued effectiveness of any license or approval issued to it; or (v) result in the suspension or revocation of, or the imposition of additional conditions upon, any license or permit issued to it;

3.3 Party F is a limited liability company duly incorporated and validly existing under the PRC laws with independent status of legal person, which has full and independent legal status and capacity to enter into, deliver and perform this Agreement and is able to independently act as a subject of an action. Party F has a good and merchantable title to all its assets, and has placed no encumbrance thereon;

3.4 Party B and Party C are citizens of the PRC with full civil capacities, who have the legitimate rights and capacities to enter into this Agreement and assume their legal obligations hereunder;

3.5 Each of Party D and Party E is a limited partnership duly incorporated and validly existing under the PRC laws with independent status of legal person, which has full and independent legal status and capacity to enter into, deliver and perform this Agreement and is able to independently act as a subject of an action.

3.6 Party F has no outstanding debts, except for (i) the debts incurred in its ordinary course of business; and (ii) the debts that have been disclosed to Party A and agreed by Party A in writing;

3.7 there are no pending or threatened litigation, arbitration or administrative proceedings relating to the Equity Interest, Party F's assets or Party F;

3.8 the Transferors have a good and merchantable title to the Equity Interest, and have placed no encumbrances (including but not limited to any lien, pledge, right of claim and other security interest and third-party right) on the Equity Interest, except for the encumbrances agreed in the Equity Pledge Agreement and the restrictions set out in this Agreement. In accordance with this Agreement, Party A and/or its Designee may, upon exercise of the Option, be granted a good title to the Equity Interest, free and clear of any lien, pledge, right of claim and other security interest or third-party right.

4. ASSIGNMENT OF AGREEMENT

4.1 Party B, Party C, Party D, Party E and Party F shall not assign their rights and obligations under this Agreement to any third party without the prior written consent of Party A.

4.2 Party B, Party C, Party D, Party E and Party F hereby agree that Party A is entitled to assign all its rights and obligation under this Agreement to any third party when it needs, and such assignment shall only be subject to a written

notice to Party B, Party C, Party D, Party E and Party F, and require no consent from Party B, Party C, Party D, Party E and Party F.

5. EFFECTIVENESS AND TERM

5.1 This Agreement shall become effective as of the date first written above.

5.2 This Agreement shall terminate upon the transfer of all the Equity Interest to Party A and/or its Designee in accordance with relevant laws and the provisions as provided in this Agreement and the respective Transfer Contracts.

5.3 If Party A or Party F's authorized period of operation (including any extension thereof) expires or otherwise terminates within the term specified in clause 5.2, this Agreement shall terminate upon such termination, unless Party A has assigned its rights and obligations in accordance with Article 4.2 of this Agreement.

6. APPLICABLE LAW AND DISPUTE RESOLUTION

6.1 Applicable Law

The execution, validity, construction and performance of this Agreement and the resolution of disputes under this Agreement shall be protected and governed by the laws of the PRC.

6.2 Dispute Resolution

The Parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation in good faith. In case no settlement can be reached through consultation within 30 days upon one Party's request, any Party may refer the dispute to China International Economic and Trade Arbitration Commission (the "**CIETAC**") for settlement through arbitration in accordance with its arbitration rules then in effect. The arbitration proceedings shall take place in Shenzhen and shall be conducted in Chinese and English. The arbitration award shall be final and binding upon all parties.

7. TAXES AND EXPENSES

Each Party shall pay any and all transfer and registration taxes, expenses and fees incurred by it or levied against it in accordance with the PRC laws in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

8. NOTICES

Notices or other communications required to be given by any Party pursuant to this Agreement shall be written in Chinese or English and delivered by hand,

Address: No. 415, 4th Floor Art Expo City, T3 Colorful Huiwei Cultural and Creative Expo City, No.5010 Baoan Avenue Caowui Community, Hangcheng Street, Baoan District, Shenzhen (深圳市宝安区航城街道草围社区宝安大道5010号深圳多彩汇威文化创意博览城 T3 艺博城 4 层 415 号)
Fax:
Phone: 18878717139

9. CONFIDENTIALITY OBLIGATION

Each Party acknowledges and affirms that this Agreement and any oral or written information exchanged among them in connection with this Agreement is confidential information. Each Party shall keep all such information in confidence and shall not disclose any such information to any third party without the other Parties' prior written consent, except for the information that (a) is or may become known by the public not for the receiving party's disclosure without authorization; (b) is disclosed as required by the applicable laws, or the rules or practices of a stock exchange; (c) is disclosed by either Party in connection with the transaction contemplated hereby to its legal or financial advisor that is under a confidentiality obligation similar to that as stated in this clause 9; or (d) is disclosed by Party A to its direct or indirect shareholders. Any breach of confidentiality by any employee or agency engaged by any Party shall be deemed a breach by such Party, who shall be liable for such breach. This clause 9 shall survive notwithstanding that this Agreement is invalid, amended, rescinded, terminated or unenforceable.

10. FURTHER ASSURANCES

The Parties agree to promptly execute such documents, and take such further actions, as are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

11. MISCELLANEOUS

11.1 Amendment, Modification and Supplement

Any amendment and supplement to this Agreement shall be made by written agreement among the Parties. The amendments and supplements hereto that have been duly signed by the Parties shall be deemed an integral part of, and have the same legal effect as, this Agreement.

11.2 Entire Agreement

Notwithstanding the provisions of clause 5 hereof, the Parties acknowledge that this Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof, and supersedes all previous verbal and written agreements and understandings reached among the Parties in connection with the subject matter hereof.

11.3 Severability

mail or fax to the following addresses or other addresses designated by the other Parties by notice to such Party. The date when the notice is deemed to have been duly served shall be determined as the follows: (a) a notice delivered by hand shall be deemed duly served on the date of actual delivery; (b) a notice sent by mail shall be deemed duly served on the tenth (10th) day after the date when the registered air mail with postage prepaid was sent out (as evidenced by the postmark), or the fourth (4th) day after delivery to an internationally recognized courier service; and (c) a notice sent by fax shall be deemed duly served at the time of receipt as shown on the transmission confirmation for the relevant document.

Party A: Guo Gangtong Trade (Shenzhen) Co., Ltd (国港通贸易（深圳）有限公司)
Address: Room 201,Building A,No.1 Qianwan Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (深圳市前海深港合作区前湾一路 1 号 A 栋 201 室)
Fax:
Phone: 13823913841

Party B: Chen Peijiang (陈培江)
Address: Room 602, Unit 3, 1 Building, No.126 Happy Road, Xiangfang District, Harbin(哈尔滨市香坊区幸福路 126 号工大 1 栋 3 单元 602 室)
Fax:
Phone: 15652799829

Party C: Xia Changbin(夏长彬)
Address: Room 602, Unit 4, Building 2, No.68 Fengqi West Road, Weiqu, Chang'an District, Xi'an City(西安市长安区韦曲凤栖西路 68 号 2 幢 4 单元 602 室)
Fax:
Phone: 18878717139

Party D: Yang Hanwu(杨汉武)
Address: No.153 Wangjiabian Village, Wangjiabian Town, Jiaxian County, Shaanxi Province(陕西省佳县王家砭镇王家砭村 153 号)
Fax: 13992290055
Phone:

Party E: Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership) (密山市深密达众企业管理咨询合伙企业（有限合伙）)
Address: Eighth Committee of Lianzhushan Town, Mishan City (密山市连珠山镇 8 委)
Fax:
Phone: 18878717139

Party F: Wunong Technology (Shenzhen) Co., Ltd (物农科技（深圳）有限公司)

In the event that any one or more provisions of this Agreement are found invalid, illegal or unenforceable in any aspect under any law or regulation, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall, through consultation in good faith, attempt to replace such invalid, illegal or unenforceable provisions with valid provisions, whose economic effect shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

11.4 No Waiver

Any right, power and remedy granted to the Parties hereunder shall not exclude any other right, power and remedy obtained by such party in accordance with the laws and regulations and any other provisions hereof, and the exercise of any right, power and remedy by any Party shall not preclude its exercise of any other right, power and remedy.

11.5 Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

11.6 Language and Counterparts

This Agreement is executed in Chinese and English and has six (6) originals. Each Party holds one original, and the originals are equally authentic. If there is any discrepancy between the Chinese language and the English language, the Chinese language shall prevail.

11.7 Successor

This Agreement shall be binding on and inure to the interest of the respective successors and permitted assignees of the Parties.

11.8 Survival

All the obligations that have accrued or become due as a result of this Agreement before the expiration or early termination hereof shall survive such expiration or early termination. Clause 6, Clause 9 and this Clause 11.8 hereof shall survive the termination of this Agreement.

11.9 Waiver

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be made in writing and signed by each of the Parties. One Party's waiver in respect of another Party's breach in certain circumstances shall not operate as the waiving Party's waiver in respect of a similar breach in other circumstances. No failure or delay by a Party to exercise any right, power or remedy under this Agreement or obtained in

accordance with the law shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.

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[Signature page follows]

IN WITNESS WHEREOF, the Parties hereof have caused this Agreement to be executed by their respective legal representative or authorized representatives as of the date first written above.

Party A: Guo Gangtong Trade (Shenzhen) Co., Ltd (国港通贸易（深圳）有限公司)

Legal Representative/Authorized Representative: 郭衍平

Chop:

Party B: Chen Peijiang(陈培江)

Signature:

Party C: Xia Changbin(夏长彬)

Signature:

Party D: Yang Hanwu(杨汉武)

Signature: 杨汉武

Party E: Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership) (密山市深密达众企业管理咨询合伙企业（有限合伙）)

Executive Partner /Authorized Representative:

Chop:

Party F: Wunong Technology (Shenzhen) Co., Ltd (物农科技（深圳）有限公司)

Legal Representative/Authorized Representative:

Chop: